UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule14a-12

FINANCIAL INVESTORS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person Filing Proxy Statement, if other than the Registrant)

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FINANCIAL INVESTORS TRUST

ALPS/CORECOMMODITY MANAGEMENT COMPLETECOMMODITIESSM STRATEGY

FUND

October 4, 2013

Dear Shareholders:

The enclosed Proxy Statement discusses a proposal to be voted upon by the shareholders (the “Shareholders”) of the ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund (the “Fund”), a series of Financial Investors Trust (the “Trust”). Please review the Proxy Statement and cast your vote on the proposal. After consideration of the proposal, the Board of Trustees of the Fund has unanimously approved, subject to shareholder approval, the proposal. The Board of Trustees of the Fund recommends that you vote FOR the proposal.

CoreCommodity Management, LLC (“CoreCommodity”) serves as the sub-adviser to the Fund and is responsible for the day-to-day management of the Fund’s assets. On September 11, 2013, the ownership of CoreCommodity was transferred from Jefferies Group LLC to CoreCommodity Capital LLC, which is controlled by CoreCommodity’s senior management (the “Transaction”). The Transaction resulted in an assignment and termination of the then-existing sub-advisory agreement. In anticipation of the Transaction and these related events, the Board of Trustees of the Fund approved an interim sub-advisory agreement on September 10, 2013 (the “Interim Agreement”) which allows CoreCommodity to continue to serve as the sub-adviser to the Fund under terms substantially similar to those of the prior sub-advisory agreement. The Interim Agreement is effective for 150 days from that date, or until a new sub-advisory agreement is approved, if sooner.

To provide for continuity in the operation of the Fund, you are being asked to approve a new sub-advisory agreement among the Trust, ALPS Advisors, Inc. and CoreCommodity (the “New Agreement”). Under the New Agreement, CoreCommodity will continue to provide investment advisory services to the Fund, subject to the oversight of ALPS Advisors, Inc. and the Board of Trustees, under terms that are similar in all material respects to the prior sub-advisory agreement and for the same fees that are currently in effect.

The Fund’s investment objective or investment strategies have not changed as a result of the Transaction, and the investment advisory personnel of CoreCommodity who provide services to the Fund are expected to continue to do so.

The Transaction and the proposal are discussed in detail in the enclosed Proxy Statement. Approval of the New Agreement will neither alter the number of shares you own in the Fund nor cause a change to the advisory fees charged to the Fund.

1

THE BOARD OF TRUSTEES OF THE FUNDS RECOMMENDS A VOTE FOR THE PROPOSAL.

Your vote is important no matter how many shares you own. The proxy documents explain the proposal in detail, and we encourage you to review the proxy documents. Voting your shares early will avoid costly follow-up mail and telephone solicitation. After reviewing the enclosed materials, please complete, sign and date your proxy card(s) and mail it promptly in the enclosed return envelope, or help save time and postage costs by calling the toll-free number and following the instructions. You may also vote via the Internet by logging on to the website indicated on your proxy card and following the instructions that will appear. If you have any questions about the proposal or the voting instructions, please call ALPS Fund Services, Inc. at                 .

Very truly yours,

/s/ Edmund J. Burke

Edmund J. Burke Chairman of the Board and President of Financial Investors Trust

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FINANCIAL INVESTORS TRUST

ALPS/CORECOMMODITY MANAGEMENT COMPLETECOMMODITIESSM STRATEGY

FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held On

November 12, 2013

1290 Broadway, Suite 1100

Denver, Colorado 80203

(303) 623-2577

To the Shareholders:

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of shareholders (the “Shareholders”) of the ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund (the “Fund”) will be held in the offices of ALPS Advisors, Inc. (“AAI” or “ALPS Advisors”), at 1290 Broadway, Suite 1100, Denver, Colorado, on November 12, 2013 at 10:00 a.m. Mountain time.

As described in further detail in the enclosed Proxy Statement, CoreCommodity Management, LLC (“CoreCommodity”) serves as the sub-adviser to the Fund and is responsible for the day-to-day management of the Fund’s assets. On September 11, 2013, the ownership of CoreCommodity was transferred from Jefferies Group LLC to CoreCommodity Capital LLC, which is controlled by CoreCommodity’s senior management (the “Transaction”). The Transaction resulted in an assignment and termination of the then-existing sub-advisory agreement. In anticipation of the Transaction and these related events, the Board of Trustees of the Fund approved an interim sub-advisory agreement on September 10, 2013 (the “Interim Agreement”) which allows CoreCommodity to continue to serve as the sub-adviser to the Fund under terms substantially similar to those of the prior sub-advisory agreement. The Interim Agreement is effective for 150 days from that date, or until a new sub-advisory agreement is approved, if sooner.

At the Meeting, Fund shareholders will be asked to vote on the proposal below, and to transact any other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof:

1.	To approve a new Investment Sub-Advisory Agreement among Financial Investors Trust (the “Trust”) on behalf of the Fund, ALPS Advisors and CoreCommodity (the “Proposal”).

THE BOARD OF TRUSTEES OF THE FUND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

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Any shareholder who owned shares of the Fund as of the close of business on September 20, 2013 (the “Record Date”) will receive notice of the Meeting and will be entitled to vote at the Meeting. Proxies or voting instructions may be revoked at any time before they are exercised by executing and submitting a revised proxy, by giving written notice of revocation to the Fund or by voting in person at the Meeting.

YOUR VOTE IS IMPORTANT – PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

You are cordially invited to attend the Meeting. If you attend the Meeting, you may vote your shares in person. However, we urge you, whether or not you expect to attend the Meeting in person, to complete, date, sign and return the enclosed proxy card(s) in the enclosed postage-paid envelope or vote by telephone or through the Internet. We ask your cooperation in voting your proxy promptly.

By order of the Board of Trustees of Financial Investors Trust, on behalf of the ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund

/s/ David T. Buhler

David T. Buhler

Secretary

October 4, 2013

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IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSAL

While we strongly encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the subject of the shareholder vote. Your vote is important.

QUESTIONS AND ANSWERS

Q. What is happening?

A. CoreCommodity Management, LLC (“CoreCommodity”) serves as the sub-adviser to the Fund and is responsible for the day-to-day management of the Fund’s assets. On September 11, 2013, the ownership of CoreCommodity was transferred from Jefferies Group LLC to CoreCommodity Capital LLC, which is controlled by CoreCommodity’s senior management (the “Transaction”). Jefferies Group LLC retains an economic interest in CoreCommodity through an economic interest in CoreCommodity Capital LLC. In addition, Jefferies Group LLC is expected to provide transition services to CoreCommodity, as needed, for up to 24 months following the Transaction.

The Transaction resulted in an assignment and termination of the then-existing sub-advisory agreement among Financial Investors Trust (the “Trust”), ALPS Advisors, Inc. (“AAI”) and CoreCommodity (the “Prior Agreement”). In anticipation of the Transaction and these related events, and in accordance with Rule 15a-4 under the Investment Company Act of 1940 (the “1940 Act”), the Board of Trustees of the Fund approved an interim sub-advisory agreement on September 10, 2013 (the “Interim Agreement”) which allows CoreCommodity to continue to serve as the sub-adviser to the Fund under terms substantially similar to those of the Prior Agreement. The Interim Agreement is effective for 150 days from that date, or until a new sub-advisory agreement is approved, if sooner.

To provide for continuity in the operation of the Fund, the Board has determined that it is appropriate at this time to seek shareholder approval of a new sub-advisory agreement among the Trust, AAI and CoreCommodity (the “New Agreement”), at a special meeting of shareholders of the Fund (the “Meeting”). Under the New Agreement, CoreCommodity will continue to provide investment advisory services to the Fund, subject to the oversight of AAI and the Board of Trustees, under terms that are similar in all material respects to the Prior Agreement and for the same fees that are currently in effect.

The Fund’s investment objective or investment strategies have not changed as a result of the Transaction, and the investment advisory personnel of CoreCommodity who provide services to the Fund are expected to continue to do so under the Interim Agreement and, if approved by shareholders, under the New Agreement. However, there can be no assurance that any particular employee of AAI or of CoreCommodity will choose to remain in their current place of employment in the future.

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Q. What proposal am I being asked to vote on?

A. At the Meeting, you will be asked to vote on the proposal below, and to transact any other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof :

1. To approve a new Investment Sub-Advisory Agreement among Financial Investors Trust (the “Trust”) on behalf of the Fund, ALPS Advisors and CoreCommodity (the “Proposal”).

Q. Why are you sending me this information?

A. You are receiving these proxy materials because you own shares in the Fund and have the right to vote on this very important proposal concerning your investment.

Q. How will the Transaction or the approval of the New Agreement affect me as a Fund Shareholder?

A. The Fund and its investment objectives will not change as a result of the completion of the Transaction or the approval of the New Agreement, and you will still own the same shares in the Fund. The terms of the New Agreement are the same as the Prior Agreement in all material respects except for the new commencement date. The advisory fee rates charged to the Fund will remain the same as under the current Interim Agreement and the Prior Agreement. If approved by the shareholders, the New Agreement will have an initial two-year term and will be subject to annual renewal thereafter. The CoreCommodity portfolio managers who currently manage the Fund are expected to continue to manage the Fund under the New Agreement.

Q. Will the Fund’s name change?

A. No. The Fund’s name will not change.

Q. Has the Board of Trustees approved the New Agreement and how do the Trustees of the Fund recommend that I vote?

A. The Board of Trustees unanimously approved the New Agreement at a meeting held on September 10, 2013, and recommends that you vote FOR the proposal.

Q. Who will bear the costs related to this proxy solicitation?

A. CoreCommodity, the Fund’s sub-adviser, has agreed to bear any such costs.

Q. Who is entitled to vote?

A. If you owned shares of the Fund as of the close of business on September 20, 2013 (the “Record Date”), you are entitled to vote.

Q. When and where will the Meeting be held?

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A. The Meeting will be held at the offices of ALPS Advisors, Inc., at 1290 Broadway, Suite 1100, Denver, Colorado, on November 12, 2013 at 10:00 a.m. Mountain time.

Q. How do I vote my shares?

A. For your convenience, there are several ways you can vote:

By Mail: Vote, sign and return the enclosed proxy card(s) in the enclosed self-addressed, postage-paid envelope;

By Telephone: Call the number printed on the enclosed proxy card(s);

By Internet: Access the website address printed on the enclosed proxy card(s); or

In Person: Attend the Meeting as described in the Proxy Statement.

Q. What vote is required to approve the proposal?

A. Approval of the New Agreement requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which, under the 1940 Act, means an affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares.

Q. What happens if I sign and return my proxy card but do not mark my vote?

A. Your proxy will be voted in favor of the proposal.

Q. May I revoke my proxy?

A. You may revoke your proxy at any time before it is exercised by giving notice of your revocation to the Fund in writing, or by the execution and delivery of a later-dated proxy. You may also revoke your proxy by attending the Meeting, requesting the return of your proxy and voting in person.

Q. How can I obtain a copy of the Fund’s annual or semi-annual report?

A. If you would like to receive a copy of the latest annual or semi-annual report(s) for the Fund, please call 1-866-759-5679, or write to ALPS Fund Services, Inc., P.O. Box 44386, Denver, Colorado 80201. The reports will be furnished free of charge.

Q. Whom should I call for additional information about this Proxy Statement?

A. If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call [                        ].

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INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expenses involved in validating your vote if you fail to sign your proxy card properly.

(1) Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

(2) Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

(3) Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature

Corporate Accounts

(1) ABC Corp.	ABC Corp.

(2) ABC Corp.	John Doe, Treasurer

(3) ABC Corp. c/o John Doe, Treasurer	John Doe

(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Accounts

(1) ABC Trust	Jane B. Doe, Trustee

(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts

(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith

(2) Estate of John B. Smith	John B. Smith, Jr., Executor

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FINANCIAL INVESTORS TRUST

ALPS/CORECOMMODITY MANAGEMENT COMPLETECOMMODITIESSM STRATEGY

FUND

PROXY STATEMENT

for the Special Meeting of Shareholders

to be held on November 12, 2013

1290 Broadway, Suite 1100

Denver, Colorado 80203

(303) 623-2577

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees of Financial Investors Trust (the “Trust”), on behalf of the ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund (the “Fund”), to be used at the special meeting of shareholders (the “Shareholders”) of the Fund to be held in the offices of ALPS Advisors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado on November 12, 2013 at 10:00 a.m. Mountain time and at any adjournments thereof (such meeting and any adjournments being referred to as the “Meeting”).

Solicitation of Proxies

The solicitation of proxies for use at the Meeting is being made primarily by the Fund via the mailing on or about October 4, 2013 of the Notice of Special Meeting of Shareholders, this Proxy Statement and the accompanying proxy card. Supplementary solicitations may be made by mail, telephone or personal interview (i) by officers and Trustees of the Fund, (ii) by officers, employees and agents of the Fund’s investment adviser, ALPS Advisors, Inc. (the “Adviser” or “AAI”), the Fund’s sub-adviser, CoreCommodity Management, LLC (the “Sub-adviser” or “CoreCommodity”) and/or its affiliates and (iii) by officers, employees and agents of the Fund’s administrator, ALPS Fund Services, Inc. (“ALPS”), and/or its affiliates. Authorization to execute proxies may be obtained from Shareholders through instructions transmitted by telephone, facsimile or other electronic means.

At the Meeting, Fund shareholders will be asked to vote on the proposal below, and to transact any other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof:

1. To approve a new Investment Sub-Advisory Agreement among Financial Investors Trust, on behalf of the ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund, ALPS Advisors, Inc. and CoreCommodity Management, LLC (the “Proposal”).

i

The Board of Trustees has set the close of business on September 20, 2013 as the record date (the “Record Date”), and only Shareholders of record on the Record Date will be entitled to vote on this proposal at the Meeting. As of the Record Date, there were approximately [                    ] shares of the Fund issued and outstanding. Additional information regarding outstanding shares and voting your proxy is included at the end of this Proxy Statement in the sections titled “GENERAL INFORMATION” and “VOTING INFORMATION.”

ii

GENERAL OVERVIEW

The Transaction

CoreCommodity Management, LLC (“CoreCommodity”) serves as the sub-adviser to the ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund (the “Fund”) and is responsible for the day-to-day management of the Fund’s assets. On September 11, 2013, the ownership of CoreCommodity was transferred from Jefferies Group LLC to CoreCommodity Capital LLC, which is controlled by CoreCommodity’s senior management (the “Transaction”). Jefferies Group LLC retains an economic interest in CoreCommodity through an economic interest in CoreCommodity Capital LLC. In addition, Jefferies Group LLC is expected to provide transition services to CoreCommodity, as needed, for up to 24 months following the Transaction.

Prior Agreement and Interim Agreement

The Transaction resulted in an assignment and termination of the then-existing sub-advisory agreement among Financial Investors Trust (the “Trust”), ALPS Advisors, Inc. (“AAI”) and CoreCommodity (the “Prior Agreement”). In anticipation of the Transaction and these related events, and in accordance with Rule 15a-4 under the Investment Company Act of 1940 (the “1940 Act”), the Board of Trustees of the Fund approved an interim sub-advisory agreement on September 10, 2013 (the “Interim Agreement”) which allows CoreCommodity to continue to serve as the sub-adviser to the Fund under terms substantially similar to those of the Prior Agreement. The Interim Agreement is effective for 150 days from that date, or until a new sub-advisory agreement is approved, if sooner. You are not required, and are not being asked, to review or approve the Interim Agreement.

New Agreement

To provide for continuity in the operation of the Fund, the Board has determined that it is appropriate at this time to seek shareholder approval of a new sub-advisory agreement among the Trust, AAI and CoreCommodity (the “New Agreement”), at a special meeting of shareholders of the Fund (the “Meeting”). Under the New Agreement, CoreCommodity will continue to provide investment sub-advisory services to the Fund, subject to the oversight of AAI and the Board of Trustees, under terms that are similar in all material respects to the prior sub-advisory agreement and for the same fees that are currently in effect.

The Fund’s investment objective or investment strategies have not changed as a result of the Transaction, and the investment advisory personnel of CoreCommodity who provide services to the Fund are expected to continue to do so under the Interim Agreement and, if approved by shareholders, the New Agreement. However, there can be no assurance that any particular employee of AAI or of CoreCommodity will choose to remain in their current place of employment in the future.

AAI currently serves as investment adviser to the Fund. The Transaction did not affect the Trust’s investment advisory agreement with AAI, and if the New Agreement is approved by the Fund’s shareholders, AAI will continue as the investment adviser to the Fund.

The composition of the Board of Trustees of the Fund will not be changed as a direct result of the New Agreement, and the Board of Trustees will continue to make decisions regarding the independent accountants, custodian, administrator, distributor and transfer agent of the Fund. AAI is not proposing any changes to these existing service providers at this time.

If approved by the Shareholders of the Fund, the New Agreement will become effective no later than February 7, 2014.

PROPOSAL: APPROVAL OF THE NEW INVESTMENT SUB-ADVISORY AGREEMENT

Shareholders of the Fund are being asked to approve a new Investment Sub-advisory Agreement among the Trust, on behalf of the Fund, AAI and CoreCommodity. Approval of the New Agreement is being sought so that the operation of the Fund can continue without interruption.

Board Approval and Recommendation

On September 10, 2013, the Board of Trustees of the Fund, including a majority of the Independent Trustees: (i) unanimously approved the New Agreement and (ii) unanimously recommended that Shareholders of the Fund approve the New Agreement. A summary of the Board’s considerations is provided below in the section titled “EVALUATION BY THE BOARD.”

Description and Comparison of the Prior, Interim and New Agreements

The form of the New Agreement is set forth in Exhibit A to this Proxy Statement. The description of terms in this section and the summaries in Exhibit B are qualified in their entirety by reference to Exhibit A. Exhibit B to this Proxy Statement shows:

—	the dates of the Prior and Interim Agreements;

—	the dates on which the Prior and Interim Agreements were last approved by the Board;

—	the advisory fee rates under the Prior, Interim and New Agreements;

—

the aggregate amount of CoreCommodity’s sub-advisory fee and the amount and purpose of any other payments by the Fund or AAI to CoreCommodity, or any of its affiliated persons or affiliated person of such person, during the fiscal year ended April 30, 2013; and

—	whether CoreCommodity has waived, reduced or otherwise agreed to reduce its compensation with respect to the Fund under any applicable contract.

As a result of the Transaction, the Prior Agreement terminated on September 11, 2013, and was replaced with immediate effect by the Interim Agreement. Except as described below, the New Agreement will be similar in all material respects to the Prior Agreement and the Interim Agreement.

Services Provided

Under the terms of the Prior Agreement and the Interim Agreement, CoreCommodity was, and currently is, responsible for the coordination of the investment and reinvestment of assets of the Fund, and for determining the composition of the assets of the Fund, in accordance with the terms of the respective agreements and the Fund’s prospectus and statement of additional information, subject to the direction, supervision and control of AAI, the investment adviser to the Fund, as the Board of Trustees. CoreCommodity is authorized to place orders for the purchase and sale of securities of the Fund with or through brokers, dealers or banks as CoreCommodity may select, and, subject to Section 28(e) of the Securities Exchange Act of 1934, may pay commissions on transactions in excess of the amount of commissions another broker or dealer would have charged.

CoreCommodity’s responsibilities and obligations under the New Agreement will be substantively identical to those under the Prior Agreement and the Interim Agreement.

Compensation

Under the terms of the Prior Agreement and the Interim Agreement, CoreCommodity was, and currently is, eligible to receive from AAI a portion of the advisory fee paid by the Fund to AAI, payable monthly and accrued daily in an amount equal to 0.75% of the Fund’s daily net assets during the month. However, the Interim Agreement contains additional provisions that require compensation earned by CoreCommodity to be held in an interest-bearing escrow account pending Shareholder consideration of the New Agreement. If Shareholders of the Fund approve the New Agreement before February 7, 2014, the amount held in escrow, including interest, will be paid to CoreCommodity. If Shareholders of the Fund do not approve the New Agreement within the above timeframe, CoreCommodity will receive the lesser of the costs incurred performing its services under the Interim Agreement or the total amount in escrow, including interest.

Under the New Agreement, CoreCommodity will be eligible to receive compensation from AAI pursuant to terms that will be substantively identical to those of the Prior Agreement. The New Agreement will not contain the escrow provisions described in connection with the Interim Agreement.

Liability of CoreCommodity, Board or Shareholders

Under the terms of the Prior Agreement and the Interim Agreement, CoreCommodity was, and currently is, not liable for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) incurred or suffered by AAI, the Fund or the Trust as a result of any error of judgment or any action or inaction taken in good faith by CoreCommodity or its affiliates, except as may be otherwise provided by the 1940 Act or any other federal law, and assuming the absence of willful misconduct, fraud, reckless disregard or gross negligence. No Trustee or Shareholder of the Trust shall be personally liable for any debts, liabilities, obligations or expenses incurred by or contracted for.

The New Agreement will provide for limitations of liability substantively identical to those described above.

Term and Termination

The Prior Agreement provided for an initial term of two (2) years, with annual renewal thereafter only if such continuance was specifically approved at least annually by the vote of a majority of the Trustees, including a majority of the Trustees who are not interested persons, cast at an in-person meeting, or by a majority of the outstanding voting securities of the Trust. The Prior Agreement automatically terminated in the event of its assignment, or in the event of the assignment or termination of the investment advisory agreement between AAI and the Trust with respect to the Fund. The Interim Agreement, in accordance with its terms, will end on February 7, 2014. The Interim Agreement is also terminable by the Board or by a vote of a majority of the Fund’s outstanding voting securities upon 10 calendar days’ notice to CoreCommodity.

The New Agreement will have a term substantively identical to the Prior Agreement (i.e., an initial term of two (2) years, with annual renewal thereafter subject to approval). The commencement date of the New Agreement will be no later than February 7, 2014.

Required Quorum and Vote

The presence in person or by proxy of one-third of the Trust’s shares that are entitled to vote constitutes a quorum (which will allow for the transaction of business at the Meeting).

Assuming a quorum is present, approval of the New Agreement separately requires the affirmative vote of a “majority of the outstanding voting securities” of the Fund, which, under the 1940 Act, means the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (b) more than 50% of the outstanding shares.

Effect if the Proposal is not Approved

If the New Agreement is not approved by the Fund’s Shareholders, the Interim Agreement will terminate on February 7, 2014, and the Board of Trustees may consider such other actions as they deem appropriate.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS OF THE

FUND VOTE “FOR” THE PROPOSAL.

EVALUATION BY THE BOARD

Summary of Board Meeting and Considerations

The Board of Trustees met in person on September 10, 2013 to evaluate, among other things, the Transaction, CoreCommodity, and to determine whether approving the Interim Agreement and the New Agreement was in the best interests of the Fund’s Shareholders. At this meeting and throughout the consideration process, the Board, including a majority of the Independent Trustees, was advised by its independent legal counsel.

In their consideration of the Interim Agreement and the New Agreement, the Board and its counsel reviewed materials furnished by AAI, ALPS Fund Services, Inc., and CoreCommodity, communicated with senior representatives of CoreCommodity regarding their personnel, operations and financial condition, and noted that certain information from CoreCommodity had been provided in connection with the consideration of the renewal of the Prior Agreement in June 2013. The Board also reviewed the terms of the Transaction, the Interim Agreement and the New Agreement, and considered their possible effects on the Fund and its Shareholders.

During this meeting, the representatives of CoreCommodity indicated their belief that the Transaction would not adversely affect (i) the continued operation of the Fund; and (ii) the capability of CoreCommodity to continue to provide the same level of advisory and other services to the Fund. Those representatives indicated that they believed that the Transaction may provide certain benefits to the Fund, but also indicated that there could be no assurance as to any particular benefits that may result.

In connection with the Board’s recommendation that Shareholders approve the New Agreement, the Trustees considered, among others, the following factors, but without identifying any single factor as all-important or controlling:

i) the assurances from CoreCommodity that the manner in which the Fund’s assets are sub-advised will not change in any material manner, that the personnel who currently manage the Fund’s assets will continue to do so after the Transaction, and that there is not expected to be any diminution in the nature, quality and extent of services provided to the Fund;

(ii) the fact that the material terms of the New Agreement, including the fees payable by the Fund, are substantively identical to the material terms of the Prior Agreement;

(iii) the agreement by CoreCommodity to extend the Fund’s fee waiver/expense reimbursement arrangement through September 11, 2015;

(iv) the history, reputation, qualifications and background of CoreCommodity and its key personnel;

(v) the fact that Fund shareholders will not bear any costs in connection with the Transaction, insofar as CoreCommodity has agreed to pay such expenses, including proxy solicitation expenses;

(vi) information provided by representatives of CoreCommodity regarding the anticipated impact of the Transaction; and

(vii) other factors described in greater detail below.

Board Consideration of the New Agreement

The 1940 Act requires that the Board of Trustees of the Fund review the Fund’s advisory contracts and consider whether to approve them or to recommend that Shareholders approve them.

In anticipation of the Board’s meeting on September 10, 2013, and as part of the process to consider the Interim and New Agreements, legal counsel to the Independent Trustees requested certain information from CoreCommodity. In response to these requests, the Independent Trustees received reports from CoreCommodity that addressed specific factors to be considered by the Board. The Board also received from counsel a memorandum regarding the Board’s responsibilities pertaining to the approval of advisory contracts in general, as well as a memorandum regarding the Board’s responsibilities pertaining to particular considerations with respect to the New Agreement arising from the change of control of CoreCommodity.

At the September 10, 2013 meeting, the Trustees discussed with a representative of CoreCommodity its general plans and intentions regarding the Fund. The Board also inquired about the plans for, and anticipated roles and responsibilities of, the employees and officers of CoreCommodity in connection with the Transaction, including the anticipated senior management structure. Prior to the Board’s approval of those agreements, the Independent Trustees met to consider management’s recommendations as to the approval of the Interim and New Agreements. Based on its evaluation, the Board unanimously concluded that the terms of the Interim Agreement and the terms of the New Agreement were reasonable and fair and that the approval of each was in the best interests of the Fund and its Shareholders.

In voting to approve the Interim Agreement and the New Agreement, the Board did not identify any single factor as all-important or controlling. The following summary does not identify all the matters considered by the Board, but provides a summary of the principal matters it considered. The Board considered whether each Agreement would be in the best interests of the Fund and its Shareholders, based on: (i) the nature, extent and quality of the services to be provided under the Agreement; (ii) the investment performance of the Fund; (iii) the expenses borne by the Fund (including management fees and other expenses), the fees indirectly charged by CoreCommodity to the Fund and to their other clients, as applicable, and projected profits to be realized by CoreCommodity and its affiliates from their relationships with the Fund; (iv) the fact that economies of scale may be realized as the Fund grows and whether fee levels will reflect economies of scale for the benefit of Shareholders; (v) potential fall-out benefits to CoreCommodity from its relationships with the Fund; and (vi) other general information about CoreCommodity. The following is a summary of the Board’s consideration and conclusions regarding these matters.

Nature, Extent and Quality of the Services Provided

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund under Interim Agreement and the New Agreement. The Trustees reviewed certain background materials supplied by CoreCommodity, including their Form ADV.

The Board reviewed and considered CoreCommodity’s investment advisory personnel, their history as asset managers, their performance and the amount of assets currently under management by CoreCommodity, and reviewed the qualifications, backgrounds and responsibilities of the management team primarily responsible for the day-to-day portfolio management of the Fund and the extent of the resources devoted to research and analysis of actual and potential investments. The Board also reviewed the research and decision-making processes utilized by CoreCommodity, including the methods adopted to seek to achieve compliance with the investment objectives, policies and restrictions of the Fund.

The Board also reviewed certain compliance-related materials and noted that they have received reports on these services and compliance issues from CoreCommodity at each regular Board meeting throughout the year related to the services rendered with respect to the Fund.

Investment Performance

The Board reviewed performance information for the Fund for the 1-year, 2-year and 3-year periods ended July 31, 2013. The review included a comparison of the Fund’s performance to the performance of a group of comparable funds selected by an independent provider of research data. The Trustees noted that the Fund had favorable performance for each of these periods when compared against its peer universe average as identified by the independent provider of research data. The Board also considered CoreCommodity’s performance and reputation generally and its investment techniques, risk management controls and decision-making processes.

Fees and Expenses

The Board reviewed and considered (a) the contractual annual advisory fee to be paid by the Trust, on behalf of the Fund, to AAI and (b) the contractual sub-advisory fee to be paid by AAI to CoreCommodity, in light of the extent and quality of the advisory services provided by AAI and CoreCommodity to the Fund.

The Board received and considered information comparing the Fund’s contractual advisory fees and overall expenses with those of funds in both the relevant expense group and universe of funds provided by an independent provider of investment company data.

Based on such information, the Board further determined that the contractual annual advisory fees, inclusive of the sub-advisory fees to be paid by AAI to CoreCommodity, and taking into account the contractual fee waivers in place, are generally lower than the peer universe median (when common asset levels are assumed) or within an acceptable range of the peer universe median (when actual amounts are considered). The Board also determined that the Fund’s total expenses, on a class-by-class basis, were generally lower than the peer universe median, or within an acceptable range thereof.

Projected Profitability and Costs of Services to CoreCommodity

The Trustees received and considered a projected profitability analysis prepared by CoreCommodity based on the fees payable under the New Agreement, and also considered information regarding the financial condition of CoreCommodity. In assessing the projected profitability analysis, the Board noted that the Fund’s total fees and expenses were within an acceptable range of the median expenses of comparable funds identified by the independent provider of investment company data.

Extent of Economies of Scale as the Fund Grows and Whether Fee Levels Reflect Economies of Scale

The Trustees considered whether economies of scale in the provision of services to the Fund were being passed along to the shareholders. The Trustees considered whether any economies of scale, fall-out benefits or any other direct or indirect benefits would accrue to CoreCommodity from its relationship with the Fund. The Board also reviewed and considered any other benefits derived or to be derived by CoreCommodity from its relationship with the Fund, including soft dollar arrangements.

Based on their evaluation of the aforementioned considerations, the Board unanimously voted to approve the Interim Agreement and the New Agreement, and to recommend to the Shareholders of the Fund that they approve the New Agreement.

Section 15(f) of the 1940 Act

Section 15(f) of the 1940 Act permits an investment adviser of a registered investment company (or any affiliated persons of the investment adviser) to receive any amount or benefit in connection with a sale of an interest in the investment adviser, provided that two conditions are satisfied.

First, an “unfair burden” may not be imposed on the investment company as a result of the sale of the interest, or any express or implied terms, conditions or understandings applicable to the sale of the interest. The term “unfair burden,” as defined in the 1940 Act, includes any arrangement during the two-year period after the transaction whereby the investment adviser (or predecessor or successor adviser), or any “interested person” of the adviser (as defined in the 1940 Act), receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services), or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than ordinary fees for bona fide principal underwriting services).

Second, during the three-year period after the transaction, at least 75% of the members of the investment company’s board of trustees/directors cannot be “interested persons” (as defined in the 1940 Act) of the investment adviser or its predecessor.

The Board intends for the Transaction to come within the safe harbor provided by Section 15(f) of the 1940 Act. The Board has not been advised by CoreCommodity or AAI of any circumstances arising from the Transaction that might result in the imposition of an “unfair burden” on the Fund. At the present time, five (5) of six (6) of the Trustees are classified as Independent Trustees and following the Transaction, all five (5) of the Trustees will continue to be classified as such. In addition, the term of the expense waiver and reimbursement agreement between the Trust, on behalf of the Fund, and CoreCommodity has been extended such that it will expire, unless terminated earlier by the Board, on September  11, 2015.

INFORMATION ABOUT ALPS ADVISORS, INC.

ALPS Advisors, Inc., subject to the authority of the Board of Trustees, is responsible for the overall management and administration of the Fund’s business affairs. AAI commenced business operations in December 2006 upon the acquisition of an existing investment advisory operation and is registered with the Securities and Exchange Commission as an investment adviser. AAI’s principal address is 1290 Broadway, Suite 1100, Denver, Colorado 80203.

INFORMATION ABOUT CORECOMMODITY MANAGEMENT, LLC

CoreCommodity Management, LLC, located at The Metro Center, One Station Place, Three South, Stamford, Connecticut, 06902, is the investment sub-adviser to the Fund. CoreCommodity is a registered investment adviser with the U.S. Securities and Exchange Commission (“SEC”). CoreCommodity is also a Commodity Trading Advisor (“CTA”) and Commodity Pool Operator (“CPO”) registered with the U.S. Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”). CoreCommodity is a wholly-owned subsidiary of CoreCommodity Capital, LLC (“CCC”), a limited liability company owned by two members: CoreManagement, LLC (“CM”) and Jefferies Group LLC. CM has sole control of CCC (and indirectly sole control of CoreCommodity) as CCC’s managing member and holder of all voting rights. CM is wholly-owned by CoreCommodity’s Co-Presidents. As of July 31, 2013, CoreCommodity had approximately $5 billion in assets under management.

Information regarding the principal executive officers and directors of CoreCommodity and their principal occupations for the past five years is set forth below:

Name and Address*	Principal Occupation	Position(s) with the Fund (if any)
Bradford Klein	Co-President	None
Adam De Chiara	Co-President	None
Andrew Kaplan	Executive Vice President & General Counsel	None
Michael Kaplan	Director of Operations	None
Todd Streichler	Director of Finance	None
Michael Sheehy	Senior Vice President & Chief Compliance Officer	None
Satyanrayan Chada	President, Investor Solutions Group	Portfolio Manager
Robert Hyman	Senior Vice President	Portfolio Manager

*The business address of each person identified here is The Metro Center, One Station Place, Stamford, CT 06902.

INFORMATION ABOUT OTHER SERVICE PROVIDERS

Investment Adviser, Administrator, Distributor and Transfer Agent

ALPS Advisors, 1290 Broadway, Suite 1100, Denver, Colorado, 80203, serves as investment advisor for the Fund; ALPS Fund Services, 1290 Broadway, Suite 1100, Denver, Colorado, 80203, serves as administrator and transfer agent to the Fund; and ALPS Portfolio Solutions Distributor, Inc., 1290 Broadway, Suite 1100, Denver, Colorado, 80203, serves as distributor of the Fund’s shares.

GENERAL INFORMATION

Ownership of Shares

As of the Record Date, the following shares of beneficial interest were outstanding in each class of the Fund.

ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund
Class	Number of Shares Outstanding
Class A
Class C
Class I

As of the Record Date, and to the best knowledge of the Trust, the following persons were known to own of record more than 5% of any class of the voting securities of the Fund:

Class	Name and Address of Owner	Number of Shares Owned	% of Class	Type of Ownership
Class A
Class C
Class I

As of the Record Date, the Trustees and officers of the Trust, either individually or as a group, owned less than 1% of the outstanding shares of the Fund.

Any person owning more than 25% of the outstanding shares of a Fund may be deemed to control it.

As of [                ], no officer or Trustee of the Fund owns securities of, or has any other material direct or indirect interest in, CoreCommodity or any person controlling, controlled by or under common control with CoreCommodity. As of [                ], no Trustee of the Fund has had any material interest, direct or indirect, in any material transaction, proposed or otherwise, since April 1, 2012, to which CoreCommodity, CoreCommodity’s parent, CoreCommodity’s subsidiary, or a subsidiary of CoreCommodity’s parent, was a party.

Other Information

During the most recent fiscal year ended April 30, 2013, no commissions were paid by the Fund to a broker affiliated with AAI or CoreCommodity.

Payment of Solicitation Expenses

CoreCommodity will pay the expenses of the preparation, printing and mailing of this Proxy Statement and its enclosures and of all solicitations. Boston Financial Data Services, Inc., a proxy solicitation firm, has been engaged to assist in the solicitation of proxies. The aggregate cost of the proxy solicitation is expected to be approximately $[                        ].

Delivery of Proxy Statement

Only one copy of this Proxy Statement may be mailed to each household, even if more than one person in the household is a Fund Shareholder, unless the Fund has received contrary instructions from one or more of the household’s Shareholders. If a Shareholder needs an additional copy of this Proxy Statement, would like to receive separate copies in the future, or would like to request delivery of a single copy to Shareholders sharing an address, please contact [                        ].

Other Business

The Trustees do not intend to bring any matters before the Meeting other than the Proposal described in this Proxy Statement, and the Trustees are not aware of any other matters to be brought before the Meeting by others. Because matters not known at the time of the solicitation may come before the Meeting, the proxy as solicited confers discretionary authority with respect to such matters as properly come before the Meeting, including any adjournment(s) or postponement(s) thereof, and it is the intention of the persons named as attorneys-in-fact in the proxy (or their substitutes) to vote the proxy in accordance with their judgment on such matters.

Submission of Certain Shareholder Proposals

The Trust is generally not required to hold annual meetings of shareholders, and the Trust generally does not hold a meeting of shareholders in any year, unless certain specified shareholder actions, such as the election of directors or the approval of a new advisory agreement, are required to be taken under state law or the 1940 Act. By observing this policy, the Trust seeks to avoid the expenses customarily incurred in the preparation of proxy material and the holding of shareholders’ meetings, as well as the related expenditure of staff time.

A shareholder desiring to submit a proposal intended to be presented at any meeting of shareholders of a series of the Trust hereafter called should send the proposal to the Secretary of the Trust at the Trust’s principal offices within a reasonable time before the solicitation of proxies for such meeting occurs. The mere submission of a proposal by a shareholder does not guarantee that such proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required. Also, the submission does not mean that the proposal will be presented at the meeting. For a shareholder proposal to be considered at a shareholders’ meeting, it must be a proper matter for consideration under Delaware law.

Reports to Shareholders and Financial Statements

The Annual Report to Shareholders of the Fund (if available), including financial statements of the Fund, have previously been sent to Fund shareholders. Upon request, the Fund’s most recent annual and subsequent semi-annual report (when available) can be obtained at no cost. To request a report for the Fund, please call 1-866-759-5679, write to ALPS Fund Services, Inc., P.O. Box 44386, Denver, Colorado 80201, or visit www.alpsfunds.com.

VOTING INFORMATION

Voting Rights

Only Shareholders of record of the Fund on the Record Date may vote. Shareholders of record on the Record Date are entitled to be present and to vote at the Meeting. Each share or fractional share is entitled to one vote or fraction thereof.

Each proxy solicited by the Boards of Trustees which is properly executed and returned in time to be voted at the Meeting will be voted at the Meeting in accordance with the instructions on the proxy. Any proxy may be revoked at any time prior to its use by written notification received by the Fund’s Secretary, by the execution and delivery of a later-dated proxy, or by attending the Meeting and voting in person. Any letter of revocation or later-dated proxy must be received by the Fund prior to the Meeting and must indicate your name and account number to be effective. Proxies voted by telephone or Internet may be revoked at any time before they are voted at the Meeting in the same manner that proxies voted by mail may be revoked.

For the Proposal, the Fund understands that the New York Stock Exchange (the “NYSE”) has taken the position that broker-dealers that are members of the NYSE and that have not received instructions from a customer prior to the date specified in the broker-dealer firms’ request for voting instructions may not vote such customer’s shares on a new investment advisory contract. Therefore, NYSE broker-dealers that have not received customer instructions will not be permitted to vote customer shares with respect to the Proposal. A signed proxy card or other authorization by a beneficial owner of Fund shares that does not specify how the beneficial owner’s shares are to be voted on a proposal may be deemed to be an instruction to vote such shares in favor of the Proposal.

Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. “Broker non-votes” occur where: (i) shares are held by brokers or nominees, typically in “street name”; (ii) instructions have not been received from the beneficial owners or persons entitled to vote the shares; and (iii) the broker or nominee does not have discretionary voting power on a particular matter. Abstentions and broker non-votes will be disregarded in determining the “votes cast” on the Proposal, and as a consequence, will have the effect of a vote against the Proposal.

Quorum; Adjournment

For the Fund, one-third of the shares outstanding on the Record Date and entitled to vote, present and in person or represented by proxy, constitutes a quorum for the transaction of business by the Shareholders at the Meeting. The presence of a quorum alone, however, is not sufficient to approve a proposal (see “Vote Required” below). In the event a quorum is present at the Meeting, but sufficient votes to approve the proposal have not been received or in the discretion of such persons, the Chairman of the meeting or persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In the event of an adjournment, no notice is required other than an announcement at the meeting at which adjournment is taken.

Vote Required

Approval of the Proposal will require the affirmative vote of a “majority of the outstanding voting securities” of the Fund as defined in the Investment Company Act. This means the lesser of (1) 67% or more of the shares of the Fund present at the Meeting if more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding shares of the Fund.

To assure the presence of a quorum at the Meeting (which will allow for the transaction of business), and to help assure that your vote is noted, please promptly execute and return the enclosed proxy. A self-addressed, postage-paid envelope is enclosed for your convenience. Alternatively, you may vote by telephone or through the Internet at the number or website address printed on the enclosed proxy card(s).

Should shareholders require additional information regarding the proxy or replacement proxy cards, they may contact [                            ] at [                    ] (toll-free). Representatives are available Monday through Friday, [        ] a.m. Eastern time to [        ] p.m. Eastern time and Saturday, [        ] a.m. Eastern time to [        ]p.m. Eastern time.

EXHIBITS TO PROXY STATEMENT

EXHIBIT A:	Form of New Agreement

EXHIBIT B:	Data Regarding Prior and Interim Agreements

EXHIBIT A

FORM OF NEW AGREEMENT

EXHIBIT B

DATA REGARDING PRIOR, INTERIM AND NEW AGREEMENTS

A.	Dates of Prior and Interim Agreements

	Agreement	Last approved by Board on	Last approved by Shareholders on
Prior Agreement	Sub-Advisory Agreement among Financial Investors Trust (on behalf of the ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund), ALPS Advisors, Inc. and CoreCommodity Management, LLC, dated November 1, 2011	July 26, 2011	October 14, 2011
Interim Agreement	Sub-Advisory Agreement among Financial Investors Trust (on behalf of the ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund), ALPS Advisors, Inc. and CoreCommodity Management, LLC, dated September 11, 2013	September 10, 2013	N/A

B.	Sub-Advisory Fee Rates Under Prior, Interim and New Agreements for the Fund.

Fund	Prior Agreement	Interim Agreement	New Agreement
ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund	0.75%	0.75%	0.75%

C.	Payments to CoreCommodity During the Fiscal Year Ending April 30, 2013.

Aggregate Advisory Fees Paid by the Fund to CoreCommodity for FYE 4/30/2013	Aggregate Other Payments by the Fund to CoreCommodity for FYE 4/30/2013	Aggregate Other Payments by the Fund to Affiliates of CoreCommodity or Affiliates of Such Affiliates for FYE 4/30/2013	Aggregate Payments by ALPS Advisors, Inc. to CoreCommodity for FYE 4/30/2013
$0	$0	$0	$1,911,952*

*Represents gross sub-advisory fees during the period. Of this amount, $130,090 was waived, resulting in net sub-advisory fees of $1,781,862.

D.	Whether CoreCommodity Has Waived, Reduced or Otherwise Agreed to Reduce its Compensation with respect to the Fund.

ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund

CoreCommodity has agreed to waive and/or reimburse fees or expenses in order to limit total annual fund operating expenses after fee waiver/ expense reimbursements (excluding Distribution and Service (12b-1) Fees, Shareholder Services Fees, Acquired Fund Fees and Expenses, brokerage expenses, interest expenses, taxes, and extraordinary expenses) to 1.05% (for Class A shares), 1.05% (for Class C shares) and 1.15% (for Class I shares) of average daily net assets through September 11, 2015. CoreCommodity will be permitted to recover, on a class- by-class basis, expenses it has borne through the agreement described above to the extent that the Fund’s expenses in later periods fall below the annual rates set forth in the relevant agreement. The Fund will not be obligated to pay any such deferred fees and expenses more than three years after the end of the fiscal year in which the fee and expenses was deferred. This waiver may not be discontinued without approval by the Board of the Fund.

Proxy Tabulator PO Box 55046 Boston, MA 02205-9918
To vote by Internet
1. Read the Proxy Statement and have the proxy card below at hand.
2. Go to website www.eproxyvote.com/alps
3. Follow the instructions provided on the website.

To vote by Telephone

1. Read the Proxy Statement and have the proxy card below at hand.
2. Call 1-866-977-7699
3. Follow the instructions.

To vote by Mail

1. Read the Proxy Statement.
2. Check the appropriate boxes on the proxy card on the reverse side.
3. Sign and date the proxy card.
4. Return the proxy card in the envelope provided.

If Voting by Mail

Remember to sign and date form below.

Please ensure the address to the right shows through the

window of the enclosed postage paid return envelope.

FINANCIAL INVESTORS TRUST

ALPS/CoreCommodity Management CompleteCommoditiesSM Strategy Fund

Proxy for a Special Meeting of Shareholders to be Held on November 12, 2013

The undersigned, revoking prior proxies, hereby appoints David T. Buhler and Kimberly R. Storms, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution and re-substitution, to attend, act, and vote shares of the Fund listed above (the “Fund”) held in the name of the undersigned on the record date and entitled to vote at the Special Meeting of Shareholders of Financial Investors Trust (the “Trust”) to be held at 1290 Broadway, Suite 1100, Denver, Colorado, 80203, on November 12, 2013, at 10:00 a.m. Mountain Time, or at any adjournment or postponement thereof, upon the Proposal described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

This proxy is solicited on behalf of the Trust’s Board of Trustees, and the Proposal (set forth on the reverse side of this proxy card) has been proposed by the Board of Trustees.

When properly executed, this proxy will be voted as indicated. If no choice is indicated, this proxy will be voted “FOR” the Proposal. The proxy will be voted in accordance with the proxy holder’s best judgment as to any other matters that may arise at the Special Meeting.

PLEASE SIGN AND DATE BELOW

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Note: Please sign this proxy exactly as your name or names appear hereon. Each joint owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.
Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement for the Special Meeting is available at www.eproxyvote.com/alps

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL. PLEASE SIGN AND DATE ON THE REVERSE SIDE.

1.	To approve a new Investment Sub-Advisory Agreement among Financial Investors Trust, on behalf of the ALPS/CoreCommodity	FOR ☐	AGAINST ☐	ABSTAIN ☐
Management CompleteCommoditiesSM Strategy Fund, ALPS Advisors, Inc. and CoreCommodity Management, LLC.